UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2014
Illumina, Inc.
(Exact name of registrant as specified in its charter)
001-35406

(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)
(858) 202-4500

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2014, Illumina, Inc. (the “Company”) presented at the J.P. Morgan Healthcare Conference in San Francisco, California. The presentation was webcast on the Company’s website, and it will remain available in the Investor Relations section of the Company’s website for 90 days. During this presentation, the Company announced total revenue of $387 million for the fourth quarter ended December 29, 2013, as a preliminary result. This is based on a preliminary financial analysis and remains subject to audit by our independent registered public accounting firm. The Company expects non-GAAP earnings per share to be slightly above the top end of the guidance range provided in the prior period. Full quarterly results will be announced during the Company’s fourth quarter and fiscal year 2013 earnings call. The Company also announced a fiscal year 2014 outlook of approximately 15% to 17% revenue growth and non-GAAP earnings per diluted share of $2.00 to $2.06. These projections assume full year non-GAAP gross margin of approximately 70%, a pro forma tax rate of approximately 29.5%, and stock compensation expense of approximately $128 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 148 million shares assuming a stock price of $114. See table titled “Reconciliation of Non-GAAP Financial Guidance” below for a reconciliation of the non-GAAP measures.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013 to be filed with the SEC, and the Company’s Form 10-Q for the fiscal quarters ended March 31, 2013, June 29, 2013, and September 29, 2013. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2014
Gross Margin
Non-GAAP gross margin	70.0%
Amortization of acquired intangible assets	(2.3%)
Legal contingencies (a)	(1.2%)
Stock-based compensation expense	(0.6%)
GAAP gross margin	65.9%

Diluted net income per share
Non-GAAP diluted net income per share	$2.00 - $2.06
Amortization of acquired intangible assets	(0.20)
Non-cash interest expense (b)	(0.16)
Legal contingencies (a)	(0.10)
Contingent compensation expense (c)	(0.02)
Headquarter relocation (d)	(0.01)
Acquisition related expense (e)	(0.01)
GAAP diluted net income per share	$1.50 - $1.56

______________________________________________________________________________________________________

(a)
Legal contingencies represent charges to be recorded based on a judgment associated with the patent litigation brought by Syntrix BioSystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c)	Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(d)	Headquarter relocation represents accretion of interest expense on lease exit liability.

(e)	Acquisition related expense represents certain known transaction costs related to a prior period acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
By:	/s/ Marc A. Stapley
Marc A. Stapley
Senior Vice President and Chief Financial Officer

Date: January 14, 2014